Exhibit 99.1

                                               TERMINATION AGREEMENT


         This Termination Agreement, dated March 20, 1998 (the "Effective Date"), is entered into among NaPro BioTherapeutics, Inc., a Delaware corporation ("NaPro"), IVAX Corporation, a Florida corporation ("IVAX"), Baker Norton Pharmaceuticals, Inc., a Florida corporation ("BNP"), and D&N Holding Company, a Delaware corporation ("D&N"). NaPro shall be referred to herein as a "party" to this Agreement and IVAX, BNP and D&N shall collectively be referred to herein as a "party" to this Agreement.

                                                     Recitals

         IVAX is the parent company of BNP and D&N. NaPro and BNP are parties to an agreement, dated June 7, 1993, as amended April 12, 1994 and January 25, 1996, relating to the manufacture, marketing and distribution of paclitaxel (the "Prior Agreement"), and NaPro and D&N are parties to a Subscription Agreement dated as of June 7, 1993, a Stockholders Agreement dated as of June 7, 1993, a Registration Agreement dated as of June 7, 1993, a Subscription Agreement dated as of April 12, 1994, and a Registration Rights Agreement dated as of April 12, 1994 (collectively, the "Related Agreements"). NaPro and BNP desire to terminate the Prior Agreement and their respective rights and obligations under such agreement on the terms and conditions of this Agreement, and NaPro and D&N desire to terminate the Related Agreements and their respective rights and obligations under such agreements on the terms and conditions of this Agreement so that this Agreement comprises the entire agreement between the parties.

                                                     Agreement

         In consideration of the Recitals and the mutual promises set forth in this Agreement, NaPro, IVAX, BNP and D&N agree as set forth below.


     1. Definitions. In this Agreement, the following terms when used with initial capital letters shall have the meanings set forth below:

                  (a) "Affiliate" shall mean with respect to a Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including, with the correlative meanings, "controlling", "controlled by" and "under common control with"), with respect to any Person means the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting or equity interest in such Person.


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     (b) "BNP  Formulation"  shall mean the formulation of paclitaxel  injection presently described in *[TEXT REDACTED]1

     (c) "BNP Territory" shall mean the United States, Canada, Europe (including the European Union, Eastern Europe and CIS), Argentina, Chile, Uruguay, Brazil, China and Taiwan.

     (d) "CIS" shall mean the Commonwealth of Independent States, or any successor state or states.

     (e) "Confidential Information" shall have the meaning set forth in Section 7(a) of this Agreement.

     (f) "Dollars or $" shall mean U.S. Dollars.

     (g) "Exclusive Faulding Territory" shall mean Australia, New Zealand, Singapore, Malaysia, Thailand, the Philippines, Indonesia, India, Hong Kong and South Korea.

     (h) "Ex works" shall mean such delivery term as defined in the current edition of the International Chamber of Commerce publication "Incoterms".

     (i) "Faulding" shall mean F.H. Faulding & Co., Limited.

     (j) "FDA" shall mean the United States Food and Drug Administration or any successor body.

     (k) "GMP" shall mean good manufacturing practice as required by FDA regulations.

     (l) "IND" shall mean the application with the regulatory authority required in a particular country in relation to a product in order that such product may be used for investigational clinical use with human subjects notwithstanding that the local name for such an application may be different.

     (m) "Loss" shall mean all loss, damage, cost and expense, including reasonable attorneys' fees, but shall exclude claims for lost profits and other consequential losses. -------- 1The portion of this agreement marked "*[TEXT REDACTED]" indicates that the portion that has been omitted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

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                  (n) "NaPro Patent" shall mean NaPro's U.S. patent  application
entitled  *[TEXT   REDACTED]1  and  any  and  all  divisional   applications  or
continuations of such patent application and any patents issued thereupon and the equivalent thereof in all countries of the BNP Territory.

     (o) "Paclitaxel" shall mean the chemical entity of the formula set forth in Exhibit G attached hereto.

     (p) "Person" shall mean any company, corporation, partnership, trust, or any other legal entity.

     (q) "Product" shall mean Paclitaxel which meets the Specification.

                  (r) "Registration" shall mean the registration with the regulatory authority required in a particular country in relation to a product in order that such product can be marketed for human use to the general public in that country.

                  (s) "Reserved Patents" shall mean all of the patents and patent applications which NaPro owns or controls as of the Effective Date (other than the NaPro Patent) relating to the manufacture, finishing or pharmaceutical uses of Paclitaxel, and any substitute, continuation, continuation-in-part, division, reissue, renewal, extension or addition thereof, and any foreign applications corresponding to any of such patents and patent applications and any patents which issue in any country based on any of said patent applications.

     (t) "Specification" shall mean the specification for the Product set forth on Exhibit F.

     (u) "Third Party" shall mean a Person other than BNP, NaPro, or any Affiliate of BNP or NaPro.

         2. Termination of Prior Agreement and Related Agreements. As of the Effective Date, the Prior Agreement and the Related Agreements are terminated in all respects and of no further force or effect and, notwithstanding anything in the Prior Agreement or the Related Agreements to the contrary (including but not limited to Section 6.3 of the Prior Agreement), no party shall have any further rights or obligations under such agreements.

--------
         1The portion of this agreement marked "*[TEXT REDACTED]" indicates that the portion that has been omitted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

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         3. Release.  On the Effective Date, NaPro agrees to execute and deliver to IVAX, BNP and D&N the form of release attached hereto as Exhibit A-1 and IVAX, BNP and D&N each agree to execute and deliver to NaPro the form of release attached hereto as Exhibit A-2.

         4.       Patent License.

                  (a) Grant of License. Subject to Sections 4(b), 4(c) and 11(i), NaPro hereby grants to BNP a non-exclusive, royalty-free license under the NaPro Patent to manufacture, use, sell, offer for sale and import paclitaxel injection in the BNP Territory, until the expiration of the NaPro Patent in each country of the BNP Territory (the "License").

     (b) Consideration for License. In consideration of the License and the other rights granted to BNP pursuant to the terms of this Agreement:

     (i) Within two (2) business days after the Effective Date, BNP shall make a payment to NaPro equal to six million seventy thousand dollars ($6,070,000) by wire transfer of immediately available funds to an account designated by NaPro; provided, however, that two million dollars ($2,000,000) of such amount shall be placed in escrow (the "Escrow Payment") and transferred to NaPro in accordance with the provisions of Section 6(b)(iv) hereof;

     (ii) Within five (5) business days after NaPro files its 1997 annual report on Form 10-K and delivers a copy of such report to BNP, BNP shall transfer to NaPro one million one hundred twenty six thousand three hundred ninety eight (1,126,398) shares of NaPro common stock ("Common Stock"),which transfer shall be effected by the delivery to NaPro of the stock certificate or certificates representing such shares together with appropriately executed stock powers;

     (iii) Subject to clause (v) below, within two (2) business days after NaPro notifies BNP of the issuance of the NaPro Patent in the United States, which notice shall include proof of issuance, BNP shall make a payment to NaPro equal to three million seven hundred fifty thousand dollars ($3,750,000) by wire transfer of immediately available funds to an account designated by NaPro; and

     (iv) Subject to clause (v) below, within two (2) business days after NaPro notifies BNP of the grant of the NaPro Patent in the European Patent Office, which notice shall include proof of grant, BNP shall make a payment to NaPro equal to two million six hundred ten thousand dollars ($2,610,000) by wire transfer of immediately available funds to an account designated by NaPro.

     (v) BNP's obligation to make the payments set forth in 4(b)(iii) and 4(b)(iv) shall be subject to the following conditions: (1) the License is then in full force and

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effect  and (2) the BNP  Formulation  would  infringe  the  claims of the issued patent, provided, however, that if BNP believes that the BNP Formulation does not infringe upon the claims of the issued patent and elects not to pay the fee as set forth in (iii) or (iv) above, then the License shall no longer include such patent.

                  (c) No Assignment or Transfer. The License is personal to BNP and may not be assigned or transferred or sublicensed in any manner, other than to an Affiliate of BNP that has agreed in writing to be bound by the terms and conditions of this Agreement, without the prior written consent of NaPro; provided that this clause shall in no way restrict the ability of BNP to (1) appoint marketing partners or distributors for paclitaxel injection or (2) subcontract with Third Parties to manufacture paclitaxel injection for BNP or BNP's marketing partners and distributors. Notwithstanding the foregoing, in the event that (i) BNP or any Affiliate of BNP shall appoint any of the companies listed on Exhibit E attached hereto as a marketing partner or distributor of paclitaxel injection, or (ii) BNP shall become an Affiliate of any of the companies listed on Exhibit E attached hereto, then NaPro shall have the right to terminate the License upon written notice to BNP, and upon such termination by NaPro the License shall be of no further force or effect; provided that BNP may enter into any other type of arrangement with such companies, including without limitation, arrangements for the supply of Paclitaxel or arrangements for the contract manufacture of paclitaxel injection.

                  (d) Prosecution of NaPro Patent. NaPro shall, through counsel of its own choosing and at its own expense, take all reasonable steps to file, prosecute and maintain the NaPro Patent in all countries within the BNP Territory where such patent is pending, whether by means of patent cooperation treaties or otherwise. NaPro agrees to promptly provide BNP's patent counsel, in such period of time as shall accord BNP and its patent counsel a reasonable period of time for review and comment to the extent possible, given filing deadlines, with a copy of all filings related to the NaPro Patent in such countries prior to the time any such filings are made. To the extent possible given filing deadlines, BNP and its patent counsel shall be provided with an opportunity to comment on all such filings and NaPro shall consider all reasonable comments made by BNP and its patent counsel received in time for such comments to be incorporated into such filings. In addition to the foregoing, NaPro agrees to promptly provide BNP's patent counsel with copies of all papers, specifications, amendments, replies, official actions and other documents and correspondence with the patent offices of such countries relating to the filing, prosecution and maintenance of the NaPro Patent, including, without limitation, copies of each patent application filed in the patent offices of such countries and each patent that issues thereon with respect to the NaPro Patent. Neither BNP nor any of its Affiliates shall have the right to enforce the NaPro Patent.

     (e) Reserved Patents. Other than the NaPro Patent, BNP acknowledges and agrees that nothing in this Agreement grants BNP or any of its Affiliates any rights under or to

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






any patents or patent applications owned now or in the future by NaPro or any of its Affiliates, including without limitation the Reserved Patents.

         5. Outstanding Receivable. BNP shall make a payment to NaPro equal to one million dollars ($1,000,000) in full satisfaction of all amounts due to NaPro under the Prior Agreement, including all outstanding unpaid invoices for Product. Such payment shall be made within two (2) business days after the Effective Date by wire transfer of immediately available funds to an account designated by NaPro.

         6.       Supply of Product.

     (a) Cancellation of Purchase Orders and Forecasts. All outstanding purchase orders for Product and forecasts under the Prior Agreement are canceled in all respects as of the Effective Date.

                  (b)      Supply of Product.

     (i) Delivery of Product. NaPro shall deliver a total of *[TEXT REDACTED]1 of Product to BNP in accordance with the delivery schedule attached hereto as Exhibit B. NaPro acknowledges that (i) BNP has paid for and is the owner of *[TEXT REDACTED] of such Product, (ii) that the remaining *[TEXT REDACTED] of such Product has been processed to a semi-finished state exclusively for BNP,
(iii) that BNP has already paid to NaPro *[TEXT REDACTED] for *[TEXT REDACTED] of such semi-finished Product and that BNP is the owner of such semi-finished Product; and (iv) that BNP has already paid to NaPro *[TEXT REDACTED] for *[TEXT REDACTED] of such semi-finished Product, which price includes the price for converting such semi-finished Product to finished Product, and that BNP is the owner of such Product. Pending delivery of such Product to BNP, NaPro agrees to maintain such Product segregated from its other inventory and to identify such Product as owned by BNP, in a manner reasonably acceptable to BNP. Upon reasonable notice to NaPro, BNP shall have the right to inspect such Product during normal business hours to ensure NaPro's compliance with this paragraph. For purposes of notifying NaPro's creditors of BNP's ownership of such Product, on the Effective Date NaPro will execute and deliver to BNP a UCC-1 financing statement in a form reasonably acceptable to BNP. NaPro shall also take such further actions and execute such further documents as BNP may reasonably request to secure BNP's interest in such Product.

--------
         1The portion of this agreement marked "*[TEXT REDACTED]" indicates that the portion that has been omitted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

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     (ii)  Force  Majeure.  NaPro  shall not be liable to BNP in the event  that performance of its supply obligations hereunder shall be prevented by events of force majeure, including without limitation acts of God, acts of government, accident, fire, delay or destruction of means of transport or other disaster, but NaPro shall use reasonable efforts to avoid or remove the cause of such nonperformance and shall continue performance hereunder with the utmost dispatch whenever such cause is removed.

     (iii) Payment for Product. The first *[TEXT REDACTED]1 of Product delivered by NaPro pursuant to Section 6(b)(i) shall require no additional payment by BNP. For the remaining *[TEXT REDACTED] of Product to be delivered to BNP pursuant to
Section 6(b)(i), the ex works price to convert such Product from semi-finished to finished state shall be *[TEXT REDACTED]. NaPro shall invoice such Product upon delivery ex works Boulder (or other NaPro Facility) and payment for the Product shall be due thirty (30) days net. Payments shall be made by wire transfer to the account specified by NaPro from time to time.

     (iv) Release from Escrow. In addition to the payments for Product to be made by BNP pursuant to Section 6(b)(iii), upon delivery of Product to BNP in the quantities set forth on Exhibit B, BNP shall release from escrow the amount of money set forth on such Exhibit B corresponding to such Product quantity. In the event that NaPro fails to supply Product according to such delivery schedule, then BNP may issue NaPro a notice of default of this supply obligation. If (a) ninety (90) days following such notice, NaPro remains in default, or (b) NaPro is unable to supply Product due to a force majeure event that lasts for a period of six (6) months, BNP may cancel the remainder of scheduled deliveries. BNP shall be entitled to immediately recover the remaining escrow amount, and NaPro shall, within two business days after cancellation of the remaining delivery schedule, pay to BNP any Loss not covered by the remaining escrow amount. The maximum Loss which NaPro shall be responsible for in connection with failure to supply Product as set forth in Exhibit B shall be *[TEXT REDACTED] not delivered.

     (v) Manufacture of Product. NaPro shall manufacture or have manufactured Product according to the Specification and in accordance with all applicable United States laws and regulations, including GMP regulations as applicable. NaPro warrants and guarantees that the Product shall meet the Specification. With each lot of Product supplied by NaPro to BNP, whether manufactured by NaPro or otherwise, NaPro shall submit to BNP an appropriate certificate of analysis confirming compliance with the Specification.

--------
         1The portion of this agreement marked "*[TEXT REDACTED]" indicates that the portion that has been omitted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

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               (vi)     Inspections.  NaPro shall, upon reasonable notice and at
reasonable times, but not more often than once a year (except if a deficiency or defect or other similar problem is detected, in which event reinspections may be conducted as often as reasonably necessary to ascertain that such deficiency or defect or other such problem has been cured), afford BNP's Quality Assurance and Quality Compliance representatives (which are not manufacturing or production personnel) (hereinafter referred to "Q&A Representatives") access to NaPro's premises where the Product manufactured for BNP is being tested and manufactured and make available books, records and documents as reasonably required to ascertain that the Product is being manufactured in accordance with the Specification and all applicable United States laws and regulations, including without limitation, GMP regulations. During such inspections, NaPro shall permit BNP's Q&A Representatives to contact and question the quality assurance and quality compliance personnel of NaPro for the sole purpose set forth in the preceding sentence. NaPro shall promptly notify BNP of any inspections by any health regulatory authorities of the premises where the Product is being manufactured and shall promptly provide BNP with copies of all correspondence, reports, notices, findings and other material pertinent to such inspections or otherwise relating to the production of Paclitaxel, as they are received or produced by or on behalf of NaPro from or to the FDA or any other federal, state or foreign governmental or regulatory authority. Without limiting the generality of the foregoing, NaPro shall promptly provide BNP with copies of all regulatory letters, warning letters, and letters of adverse findings received by NaPro or any of its agents relating to the production, use or sale of Paclitaxel supplied to BNP, including without limitation FDA Form 483. For all materials provided to BNP pursuant to this Section 6(b)(vi), those portions of materials that contain
information  that  discloses  NaPro  intellectual   property  or  trade  secrets
(including, without limitation, information relating to the production and manufacture of Paclitaxel) shall be redacted and not provided to BNP; provided, however, that complete full copies of such materials without such redaction
shall  be  made   available   for  review   (but  not   copying)  by  BNP's  Q&A
Representatives at NaPro's offices.

            (vii) Shipping. NaPro shall deliver the Product Ex works NaPro's manufacturing facility. NaPro shall cooperate with BNP to ship the Product to BNP or the finisher designated by BNP or to such other location as BNP's purchase order shall specify, at BNP's expense. Risk of loss to the Product shall pass upon delivery to BNP's common carrier. BNP shall be responsible for obtaining any necessary import or export licenses to ship the Product. Following delivery of the Product to BNP, BNP shall forthwith check a representative sample of the Product for conformity to the Specification and inform NaPro by written notice of any damaged or otherwise defective Product supplied by NaPro hereunder and shall, upon the request of NaPro, return the damaged or defective Product to NaPro and the reasonable cost of return shall be borne by NaPro and NaPro shall as soon as practicable replace the damaged or defective Product free of any additional charges, provided that such damage or defect shall not have been caused by BNP or the shipper to BNP.


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                (viii)   Additional Product.  At the request of BNP, NaPro shall
manufacture and sell to BNP up to *[TEXT REDACTED]1 of Product containing *[TEXT REDACTED] to be mutually agreed upon by NaPro and BNP at a price to be mutually agreed upon between the parties.

             (ix) *[TEXT REDACTED]. NaPro shall continue its ongoing *[TEXT REDACTED] for Product and provide BNP with the results of such study, and BNP shall maintain the results of such study in confidence pursuant to the provisions of Section 7 hereof.

                  (c) Restriction on Sale of Product. Without the prior written consent of NaPro: (i) BNP shall not sell any product containing Paclitaxel supplied by NaPro within the Exclusive Faulding Territory, and (ii) during the time in which NaPro is a supplier of Product to BNP pursuant to this Agreement or the License is in full force and effect, BNP shall not sell paclitaxel injection in the Exclusive Faulding Territory.

                  (d) Right of Reference. BNP and, to the extent necessary, its marketing partners and distributors, shall have the right to reference NaPro's Drug Master File in connection with the sale of paclitaxel injection containing Product supplied by NaPro under the Prior Agreement or this Agreement. This right shall terminate upon the completion of BNP's sale of paclitaxel injection containing Product supplied by NaPro. In the United States, Canada, and the European Union, BNP and its Affiliates shall endeavor to sell paclitaxel injection containing NaPro Paclitaxel prior to selling Paclitaxel supplied by other sources. While this right is in effect, NaPro shall maintain its Drug Master File in the United States, Canada and the European Union. NaPro will consult with and assist BNP as reasonably requested in interactions with regulatory authorities within the United States, Canada, and the European Union in connection with NaPro's Drug Master File and BNP's pending applications for Registration in such countries. NaPro shall further provide such letters and documents to such regulatory authorities as are required to respond to the questions and comments of such regulatory authorities regarding NaPro's Drug Master File and BNP's pending applications for Registration in such countries as will enable BNP to make reference to NaPro's Drug Master File in support of BNP's submissions or filings with said authorities and as will enable BNP to respond to questions and comments of such regulatory authorities regarding the portions of such applications which contain information provided by NaPro, to the extent such documents or information are in the possession of NaPro. BNP shall pay NaPro's out-of-pocket costs for such assistance. NaPro shall not make any amendments to its Drug Master File which would require an amendment to any of BNP's regulatory applications or otherwise require BNP to make any filing with any regulatory authority until after such amendment has been approved or such filing
--------
         1The portion of this agreement marked "*[TEXT REDACTED]" indicates that the portion that has been omitted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

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






made. BNP shall use its reasonable best efforts to obtain such approvals or make such filings in a timely manner.

         7.       Confidential Information.

                  (a) Confidential Information. NaPro and BNP have disclosed information to each other pursuant to the Prior Agreement and NaPro may disclose information to BNP pursuant to this Agreement which the disclosing party considers to be confidential ("Confidential Information"). Such Confidential Information shall expressly include *[TEXT REDACTED]1 and any information provided by any party to the other pursuant to filing an IND or Registration, including, without limitation, clinical and pre-clinical data, including information received from Faulding. Confidential Information shall not include any information which:

  (i) Is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public;

  (ii) Is known to the receiving party at the original time of disclosure as evidenced by written documents in the possession of the receiving party;

   (iii) Is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

   (iv) Is disclosed by the receiving party with the written approval of the disclosing party; or

         (v) Is independently developed by a party without use of the other party's Confidential Information, as evidenced by the developing party's writte records.

                  (b) Restriction on Disclosure and Use. As of the Effective Date, except as provided below, neither party shall disclose any Confidential Information received from the other party to any Third Party or use any Confidential Information received from the other party for any purpose.

                  (c) Return of Confidential Information. Within forty-five (45) days after the Effective Date, NaPro shall (1) deliver to BNP all Confidential Information received from BNP that is in tangible form, (2) destroy all such Confidential Information that is in electronic form, and (3) destroy all documents created by NaPro or its agents which contain or incorporate
--------
         1The portion of this agreement marked "*[TEXT REDACTED]" indicates that the portion that has been omitted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

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






such Confidential Information. Within forty-five (45) days after the Effective Date, BNP shall (A) deliver to NaPro all Confidential Information received from NaPro that is in tangible form, (B) destroy all such Confidential Information that is in electronic form, and (C) destroy all documents created by BNP or its agents which contain or incorporate such Confidential Information, except for the Confidential Information specified on Exhibit C-1 ("BNP Retained Information"). Notwithstanding the foregoing, outside counsel for each of NaPro and BNP may retain one copy of Confidential Information received from the other party solely for purposes of maintaining a record of the actual Confidential Information returned pursuant to this Agreement and each party's compliance with the provisions of this Agreement. Within five (5) business days after a party is required to return Confidential Information to the other pursuant to this Agreement, such party shall deliver to the other a certificate of compliance with its obligations under this Section 7 in the form attached hereto as Exhibit C-2 in the case of NaPro, and Exhibit C-3 in the case of BNP, and signed by the persons listed on Exhibits C-2 in the case of NaPro and Exhibit C-3 in the case of BNP.

                  (d)      Right to Use and Retain Certain Information.

    (i) NaPro shall have no right to retain or use Confidential Information of BNP.

          (ii) BNP shall have the right to use BNP Retained Information, but only for purposes of formulation, obtaining Registrations within the BNP Territory, and manufacturing finished paclitaxel injection (but not bulk Paclitaxel). BNP shall under no circumstances use any Confidential Information, including any Retained Information, for the purposes of manufacturing or having manufactured bulk Paclitaxel. BNP shall have the right to use Confidential Information of Faulding provided to it pursuant to the Prior Agreement solely within the BNP Territory and solely for the purposes of obtaining Registrations within the BNP Territory.

       (iii) Faulding shall have the right to use Confidential Information of BNP consisting solely of pre-clinical and clinical data relating to Paclitaxel, the Product and the BNP Formulation developed under applications for Registrations or INDs which was provided to Faulding in accordance with the Prior Agreement prior to the Effective Date, if any, solely within the Exclusive Faulding Territory and solely for the purposes of obtaining Registrations within the Exclusive Faulding Territory. Faulding shall not be permitted to disclose any such information to NaPro or any Third Party except to (i) governmental regulatory authorities in connection with any applications for an IND or Registration for paclitaxel injection and any applications for import or export license with respect to the Product or paclitaxel injection in the Exclusive Faulding Territory and (ii) clinicians or others in connection with the filing of such applications. Faulding shall take precautions consistent with those described in Section 7(f) of this Agreement

#388043
                                                        11
with respect to such information. NaPro shall use commercially reasonable efforts to cause Faulding to comply with this Section 7(d)(iii).

                  (e) Restricted Disclosure. BNP will restrict dissemination of BNP Retained Information to only those employees of BNP with a need to know such information for the purposes of fulfilling BNP's obligations or exercising its rights pursuant to this Agreement. No BNP Retained Information shall be disclosed in any manner to any Third Party, including prospective suppliers, distributors, marketers or other Persons, except that such information may be provided to (i) governmental regulatory authorities in connection with any applications for an IND or Registration for paclitaxel injection and any applications for import or export license with respect to the Product or paclitaxel injection in the BNP Territory; (ii) clinicians or others in connection with the filing of such applications; (iii) a Third Party finisher of Product as may be necessary for such Third Party to finish the Product; (iv) pharmaceutical companies with which BNP has entered into an arrangement to assist in the marketing and selling or distribution of paclitaxel injection; or
(v) Third Parties if required pursuant to any proceeding before a court of governmental authority, provided that BNP gives NaPro notice of such required disclosure so that NaPro may seek a protective order or other appropriate remedy. BNP shall under no circumstances disclose any BNP Retained Information identified in Section A of Exhibit C-1 to any Third Party which, itself or through an Affiliate, manufactures bulk Paclitaxel.

                  (f) Precautions. BNP shall maintain the BNP Retained Information as confidential, and protect the same from misuse, espionage, loss or theft and shall not disclose the BNP Retained Information to others except as provided in this Section 7 and shall cause any Person (other than any governmental agency or authority) receiving BNP Retained Information to sign a confidentiality agreement with obligations at least as strict as those contained in this Section 7 and with respect to any governmental agency or authority, shall use reasonable efforts to have such agency or authority maintain the confidential nature of such BNP Retained Information.

                  (g) Equitable Remedies. In the event of a breach or threatened breach by a party of the provisions of this Section 7, the non-breaching party shall be entitled to an injunction restraining the breaching party from disclosing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting the non-breaching party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the breaching party.

         8.       Certain Representations and Warranties.

                  (a) By BNP. BNP represents and warrants to NaPro as of the date of this Agreement that (1) BNP has not disclosed any Confidential Information received from NaPro except as permitted by the Prior Agreement, (2) BNP has not assigned or licensed any of NaPro's

#388043
                                                        12
intellectual property to any Third Party, (3) BNP has not authorized any Third Party to market and sell any Paclitaxel product other than Knoll A.G., which company was granted the right to distribute BNP's paclitaxel injection in Germany, (4) other than such agreement with Knoll A.G. or agreements with Affiliates of BNP, BNP has not entered into any marketing or distribution contract or relationship relating to Paclitaxel, (5) BNP has disclosed to NaPro all of BNP's material activities and material regulatory interactions regarding development of paclitaxel injection products, and (6) other than in connection with the agreement with Knoll A.G., BNP has not received any cash consideration from any Third Party in return for the grant of rights or formation of a contract or other relationship relating to Paclitaxel.

                  (b) By IVAX, BNP and D&N. Each of IVAX, BNP and D&N represent and warrant to NaPro as of the date of this Agreement that (1) the execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate action, (2) this Agreement has been duly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, (3) the execution, delivery and performance of this Agreement by it do not and will not violate or conflict with any provision of law or regulation, or any order, judgment or decree of any court or governmental or regulatory authority, or any provision of its charter or bylaws, or any agreement to which it is a party, (4) no consent, approval or authorization of, or registration, qualification or filing with any governmental or regulatory authority is required to be made by it in connection with the execution, delivery or performance by it of this Agreement, (5) it has read and understands this Agreement, it had the assistance of counsel in connection with the negotiation, execution and delivery of this Agreement, and it voluntarily entered into this Agreement and (6) with respect to D&N only, D&N has read and is familiar with NaPro's periodic filings as filed with the United States Securities and Exchange Commission.

                  (c) By NaPro. NaPro represents and warrants to BNP as of the date of this Agreement that (1) NaPro has not disclosed any Confidential Information received from BNP except as permitted by the Prior Agreement, (2) Exhibit D is a complete list of all Reserved Patents, (3) except for *[TEXT REDACTED]1, its foreign equivalents and any continuations, continuations-in-part, divisions, reissues, renewals, extensions or additions thereof, none of the Reserved Patents (assuming the issuance of all patent applications)*[TEXT REDACTED], (4) assuming a noninfringing bulk drug supply, none of the Reserved Patents would be infringed by BNP's making, using, importing, selling or offering for sale the BNP Formulation in the BNP Territory, (5) Exhibit H comprises a list of all countries (both within and outside the BNP Territory) where the NaPro Patent is currently pending or issued, (6) NaPro believes that the NaPro Patent will issue in the United States, and, to NaPro's knowledge after due inquiry, the
--------
         1The portion of this agreement marked "*[TEXT REDACTED]" indicates that the portion that has been omitted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

#388043
                                                        13

NaPro Patent, if and when issued, will be valid and enforceable; however, NaPro makes no other representations or warranties, whether express or implied, with respect to the NaPro Patent, (7) other than the Prior Agreement and its agreement with Faulding dated January 19, 1994, NaPro has not entered into any marketing or distribution contract or relationship relating to Paclitaxel, (8) the execution, delivery and performance of this Agreement by NaPro has been duly authorized by all requisite corporate action, (9) this Agreement has been duly executed and delivered by NaPro, and constitutes the legal, valid and binding obligation of NaPro, enforceable in accordance with its terms, (10) the execution, delivery and performance of this Agreement by NaPro do not and will not violate or conflict with any provision of law or regulation, or any order, judgment or decree of any court or governmental or regulatory authority, or any provision of NaPro's charter or bylaws, or any agreement to which NaPro is a party, (11) no consent, approval or authorization of, or registration, qualification or filing with any governmental or regulatory authority is required to be made by NaPro in connection with the execution, delivery or performance by NaPro of this Agreement, and (12) NaPro has read and understands this Agreement, NaPro had the assistance of counsel in connection with the negotiation, execution and delivery of this Agreement, and NaPro voluntarily entered into this Agreement.

         9. Standstill Agreement. IVAX agrees that for a period of ten (10) years from the Effective Date, neither it nor any of its Affiliates will, unless specifically invited in writing by NaPro: (a) acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect beneficial interest in any NaPro voting securities of any type, including debt or equity securities, or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any NaPro voting securities; (b) make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any NaPro voting securities; (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with respect to any NaPro voting securities; (d) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (i) any of NaPro's assets, tangible and intangible, or (ii) direct or indirect rights, warrants or options to acquire any such assets, except for such assets as are then being offered for sale by NaPro; (e) arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any NaPro voting securities or securities convertible or exchangeable into or exercisable for any NaPro voting securities or NaPro assets, except for such assets as are then being offered for sale by NaPro; (f) otherwise act, alone or in concert with others, to seek or propose to NaPro or any of its shareholders any business combination, restructuring, recapitalization or similar transaction to or with NaPro or otherwise seek, alone or in concert with others, to control, change or influence NaPro's management, board of directors or policies or nominate any person as a director of NaPro or propose any manner to be voted upon by NaPro's shareholders; or (g) announce an

#388043
                                                        14
intention to do, or enter into any agreement or understanding with others to do, any of the actions restricted or prohibited under clauses (a) through (f) of this Section.

         10.      Indemnity.

                  (a) NaPro Indemnity. Subject to the provisions of Section 10(c) below, NaPro shall protect, indemnify and hold harmless BNP and its Affiliates from and against all Loss incurred by BNP, its Affiliates or its distributors or marketing partners by reason of:

        (i) Defect. Any failure of the Product supplied to BNP pursuant to this Agreement or the Prior Agreement to meet the Specification;

                (ii) Breach. The breach by NaPro of any of the obligations, representations, warranties and covenants contained herein; and

        (iii) Infringement. Any claim of patent or trade secret infringement against such Person under the laws or regulations of the United States, Canada or any country in the European Union relating to the manufacture, composition or sale of the Product supplied by NaPro to BNP pursuant to this Agreement or the Prior Agreement.

                  (b) BNP Indemnity. Subject to the provisions of Section 10(c) below, BNP shall protect, indemnify and hold harmless NaPro and its Affiliates from and against all Loss incurred by NaPro by reason of:

          (i) Defect. The manufacture by BNP of any product containing the Product (whether supplied pursuant to this Agreement or the Prior Agreement) to the extent of a defect caused by BNP;

        (ii) BNP Activities. The formulation, storage, handling, promotion, distribution, Registration or sale of any product containing the Product or the storage or handling of the Product by BNP, its Affiliates or its distributors (whether supplied pursuant to this Agreement or the Prior Agreement); provided, however, that such indemnification obligation shall not apply to legal fees and expenses incurred by NaPro in connection with *[TEXT REDACTED]1 and

--------
         1The portion of this agreement marked "*[TEXT REDACTED]" indicates that the portion that has been omitted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

#388043
                                                        15

                  (iii) Breach. The breach by BNP of any of the obligations, representations, warranties and covenants contained herein.

                  (c) Action by Parties. Neither party shall be obligated to indemnify and hold harmless the other from or against any Loss due to the other party's negligence or other wrongdoing or to the extent that any such Loss is a result of the action or inaction of the other party for which such other party would be obligated to indemnify such party.

         11.      Miscellaneous Provisions.

                  (a) No NaPro Involvement with Clinical Development or Marketing. The parties acknowledge and agree that NaPro has no obligation or right, and shall not assist or counsel BNP regarding BNP's clinical development, administration, marketing or distribution of any product including but not limited to the BNP Formulation.

                  (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cancels and supersedes all prior negotiations, understandings and agreements (including but not limited to the Prior Agreement and the Related Agreements) between the parties concerning the subject matter hereof.

                  (c) Waiver and Amendment. This Agreement may not be amended except pursuant to a written instrument signed by the parties. No right of a party, and no breach of any term of this Agreement, can be waived and no election under this Agreement can be made unless such waiver or election is in writing signed by the party to be charged with such waiver or election.

    (d) Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the choice of law principles thereof.

                  (e) Construction. This Agreement (including its Exhibits) were and shall be deemed to have been drafted by the parties; accordingly, any rule pertaining to the construction of contracts to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

                  (f) Severability. The provisions of this Agreement shall be severable, and if any of them are held invalid or unenforceable, for any reason, such provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner. The invalidity or unenforceability of one provision shall not affect any other provision of this Agreement.


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                                                        16

                  (g) Notices. Any notice required or permitted to be given under this Agreement shall be made in writing by registered mail, return receipt requested, or by overnight courier, and shall be deemed given on the date received. Notices to IVAX, BNP and D&N shall be sent to the appropriate company at 4400 Biscayne Boulevard, Miami, Florida 33137, Attention: General Counsel, and notices to NaPro shall be sent to NaPro BioTherapeutics, Inc., 6304 Spine Road, Unit A, Boulder, Colorado 80301, Attention: Chief Executive Officer.

                  (h) Bankruptcy or Insolvency. For purposes of Section 365(n) of the United States Bankruptcy Code, all rights and licenses granted under this Agreement are, and shall be deemed to be, licenses of rights to "Intellectual Property" as defined under Section 101(56) of such code. The parties agree that BNP, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code, including but not limited to the right to continue to exercise the rights licensed under this Agreement following the bankruptcy of NaPro.

                  (i) Termination of License. In the event: (i) BNP fails to make the payments or fails to remit the NaPro securities to NaPro as required pursuant to Section 4(b) or Section 5 of this Agreement, (ii) BNP discloses to a Third Party the Confidential Information of NaPro identified on Exhibit I attached hereto in violation of Section 7, or (iii) Section 8(a)(1) of this Agreement is not true in all material respects, then NaPro shall have the right to terminate the License, provided that BNP shall first be given a sixty (60) day period in which to cure any such breach of clauses (ii) or (iii). BNP shall have the right to terminate the License at any time upon written notice to NaPro. In the event of any termination pursuant to this Section 11(i), BNP shall have no obligation to make any payments to NaPro under Section 4(b) which would be due after the date of termination.

                  (j) Publicity. Each of NaPro and IVAX shall issue a press release in the form attached hereto as Exhibits J-1 and J-2, respectively, at a mutually agreed time (the "Initial Release"). Thereafter, the parties will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Prior Agreement or the relationship between the parties and shall not issue any such press release or make any such public statements without the prior written approval of the other party, except (1) either party may make public statements (other than in the form of a press release) to the extent such statements are consistent with the Initial Release and do not disclose any information which was not disclosed in the Initial Release or is not publicly available as a result of a disclosure made pursuant to clause (2) of this paragraph; and (2) to the extent required by applicable law or the rules of any applicable stock exchange, in which case the issuing party shall use its best efforts to consult with the other party before issuing any such release or making any such public statement.


#388043
                                                        17

                  (k) Execution. This Agreement may be executed by facsimile and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

                                                 *   *   *   *   *



#388043
                                                        18

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


NaPro BioTherapeutics, Inc.                       IVAX Corporation


By:  /s/ Leonard P.  Shaykin                      By:  /s/ David R.  Bethune
     Leonard P.  Shaykin                                   David R.  Bethune
     Chairman of the Board                                 President and
                                                           Chief Operating
                                                           Officer



Baker Norton Pharmaceuticals, Inc.                D&N Holding Company


By: /s/ David R.  Bethune                         By:  /s/ Armando A. Tabernilla
      David R.  Bethune                                    Armando A. Tabernilla
      President                                            Secretary


#388043